Exhibit 1.01

[FORM OF UNDERWRITING AGREEMENT]

ENVIRONMENTAL POWER CORPORATION

2,000,000 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

_______________, 2005

UNDERWRITING AGREEMENT

___________, 2005

MDB Capital Group LLC

401 Wilshire Blvd. Suite 1020

Santa Monica, CA 90401

Ladies and Gentlemen:

Environmental Power Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to MDB Capital Group LLC (the “Underwriter”) an aggregate of 2,000,000 shares (the “Firm Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to issue and sell to the Underwriter up to an additional 300,000 shares of Common Stock (the “Additional Shares”) if and to the extent that you shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriter in Section 1 hereof. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus that is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-2 (File No. 333-128863) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriter and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus is herein called a “Preliminary Prospectus”) relating to the Shares. The registration statement, as amended at the time it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, the terms “Registration Statement” and “Prospectus” include the documents incorporated by reference therein (collectively, the “Incorporated Documents”). The terms “supplement,” “amendment” and “amend” as used herein with respect to the Prospectus or the Registration Statement shall include all documents deemed to be incorporated by reference in the Registration Statement or Prospectus that are filed subsequent to the date of such Registration Statement or Prospectus, as the case may be, with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein, “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company and the Underwriter agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties contained in this agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the respective Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares at a purchase price of [$________] per Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase, severally and not jointly, up to 300,000 Additional Shares at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering for the Firm Shares. On each day, if any, that Additional Shares are to be sold (an “Option Closing Date”), the Underwriter agrees to purchase the number of Additional Shares specified in the notice of exercise.

The Company hereby agrees that, without the prior written consent of MDB Capital Group LLC, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (b) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than registration statements on Form S-8 and Form S-8/S-3 relating to the resale of shares issued by the Company upon the exercise of options granted or to be granted by the Company pursuant to any employee benefit plan, the terms of which have been disclosed in the Prospectus or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder or (b) the issuance by the Company of shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with (i) any mergers or acquisitions of securities, businesses, property or other assets, (ii) joint ventures or other strategic corporate transactions, (iii) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing or (iv) any employee benefit plan that has been adopted by the Company prior to the date hereof, provided that the terms of each such employee benefit plan have been disclosed in the Prospectus.

2. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available at such place in Los Angeles, California as you shall designate against delivery of such Firm Shares for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on ____________, 2005, or at such other time on the same day or such other date, not later than _________, 2005, as shall be designated in writing by you. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available at such place in Los Angeles, California as you shall designate against delivery of such Additional Shares for the account of the Underwriter at 10:00 A.M. New York City time, on the date specified in the corresponding notice described in Section 1 hereof or at such other time on the same or on such other date, in any event not later than __________, 2005, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

3. Terms of Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of the Shares as soon as after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially upon the terms set forth in the Prospectus.

4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Act; the Company is eligible to use of Form S-2 for the registration of the Shares; the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statements or omissions contained in the last Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company in writing expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the Closing Date and Option Closing Date, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding securities, including the Common Stock, of the Company prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company and each of its subsidiaries listed on Exhibit 21.01 to the Registration Statement (the “Material Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or organization, with full corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; and all of the outstanding capital stock, partnership interests or membership interests, as the case may be, of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and, except as otherwise stated in the Registration Statement or Prospectus, is owned by the Company free of all restrictions on transfer (other than those imposed by the Act and the securities laws of certain jurisdications), liens, encumbrances, security interests and claims whatsoever;

(d) the Company and each of its Material Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and its subsidiaries (a “Material Adverse Effect”);

(e) Each of EPC Corporation and Buzzard Power Corporation of the Company’s subsidiaries is a “significant subsidiary” (as defined under Regulation S-X promulgated by the Commission);

(f) each of the Incorporated Documents, as amended, complied as to form when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission;

(g) the Shares to be sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) neither the Company nor its Material Subsidiaries is in violation of its respective charter or by-laws, limited partnership agreement or regulations, as the case may be, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which it or any of its properties may be bound or affected, in each case except where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; the Company’s activities do not breach or violate, any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such activities, in each case except where any such breach or violation would not, individually or in the aggregate, have a Material Adverse Effect;

(k) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or by-laws of the Company or the limited partnership agreement or regulations of any Material Subsidiary, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them or any of their properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any subsidiary;

(l) no approval, authorization, consent or order of, or qualification with, or filing with any governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the performance by the Company of its obligations under this Agreement other than registration of the Shares under the Act and the application for the listing of the Shares with the American Stock Exchange, each of which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of the NASD;

(m) except as set forth in the Registration Statement and the Prospectus, or waived in writing: (A) (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; and (B) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(n) the Company and the Material Subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have any such licenses, authorizations, consents or approvals or to have made any such filings would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor its Material Subsidiaries is in violation of any federal, state, local or foreign law, regulation or rule applicable to the Company and its Material Subsidiaries, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor its Material Subsidiaries is in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Material Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(p) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of its directors or officers or Material Subsidiaries is or would be a party or of which any of the properties of the Company or its Material Subsidiaries is or would be subject at law or in equity, before or by any governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby; there are no material legal or governmental proceedings pending before or by any governmental or regulatory commission, board, body, authority or agency relating to the Company’s business practices and activities and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(q) Vitale, Caturano & Company, Ltd. and Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose reports are filed with the Commission and incorporated by reference as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act. Except as described in the Prospectus and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Vitale, Caturano & Company, Ltd. and Deloitte & Touche LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act);

(r) the audited financial statements incorporated by reference as part of the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company and its Material Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; except as disclosed in the Prospectus, there are no material off-balance sheet transactions (as defined in Item 301 of Regulation S-K), arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties, management, financial condition or results of operations of the Company and its subsidiaries, whether or not in the ordinary course of business (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company and its subsidiaries, which is material to the Company and its subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company and its Material Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(t) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) the Company and its subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by them, in each case, free and clear of all liens, claims, security interests or other encumbrances and defects; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company and its subsidiaries is held by them under valid and enforceable leases;

(v) the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents,

trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by it or which are necessary for the conduct of its business (collectively, “INTELLECTUAL PROPERTY”); the Company has not infringed any patent, trademark, copyright, trade secret or other proprietary rights of others; the Company has taken all reasonable steps necessary to secure interests in its Intellectual Property from its employees and contractors; none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or Material Subsidiaries or otherwise in violation of the rights of others; (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights or the rights of any Material Subsidiary in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, and neither the Company nor any Material Subsidiary has received any written or oral communications from a third party claiming, that the Company or any Material Subsidiary infringes or otherwise violates, or by conducting the business of the Company as described in the Prospectus would infringe or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

(w) neither the Company nor any Material Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Material Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Material Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Material Subsidiary, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Material Subsidiary and (B) there has been no violation of any applicable law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company and its subsidiaries;

(x) the Company and the Material Subsidiaries are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries under, or to interfere with or prevent compliance by the Company and its subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or, to its knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “ENVIRONMENTAL LAW” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “HAZARDOUS MATERIALS” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(y) all tax returns required to be filed by the Company and its subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those that are immaterial in amount or that are being contested in good faith and for which adequate reserves have been provided;

(z) the Company and its subsidiaries maintain insurance covering its properties, operations, personnel and businesses as is reasonable and customary; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and any Option Closing Date;

(aa) the Company has not sustained since the date of the last audited financial statements incorporated by reference as part of the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(bb) the Company and its subsidiaries have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement;

(cc) the Company and each of the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd) The Company’s Board of Directors has validly appointed an audit committee, each of whose members are independent as specified in Section 10A(m)(3) of the Exchange Act and the rules and regulations thereunder as well as any additional requirements imposed by the requirements of AMEX Company Guide Section 803 (without regard to any exemptions or transition periods available thereunder or under Rule 10A-3 under the Exchange Act) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of AMEX Company Guide Section 803; the charter of the audit committee was adopted or reevaluated within the past twelve months; neither the Board of Directors nor the audit committee has been informed, nor is the Company or any director of the Company aware, of (i) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or any material weakness in the Company’s internal controls, or (ii) any fraud, whether or not material, that involves management or other employees of the Company and the Material Subsidiaries who have a significant role in the Company’s internal controls over financial reporting;

(ee) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, have been evaluated for effectiveness as of the end of the applicable period, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(ff) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses;

(gg) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan or made any material modification, including any renewal thereof, to any term of any personal loan that violates the requirements of Section 402 of the Sarbanes-Oxley Act of 2002;

(hh) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii) neither the Company nor the Material Subsidiaries, to the Company’s knowledge, any employee or agent of the Company or the Material Subsidiaries has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation;

(jj) neither the Company nor any of its respective directors, officers, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed,

or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of its directors and executive officers.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in Los Angeles, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) below, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto or to the Registration Statement after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act;

(c) before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule;

(d) if, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the

Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible;

(f) to make generally available to the Company’s security holders and to you an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months ending December 31, 2006 as soon as practicable after the termination of such twelve-month period, but in any event no more than 90 days after the end of such twelve-month period;

(g) to furnish to you as early as practicable prior to the Closing Date and any Option Closing Date, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof;

(h) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(i) to pay all costs, expenses, fees and taxes in connection with (i) the preparation, filing and distribution under the Act of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the registration or qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on AMEX, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriter, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the Company’s allocable portion of the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;

(j) not to take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

6. Reimbursement of Underwriter’s Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky memorandum, (d) all costs and expenses incident to listing the Shares on AMEX and other national securities exchanges, (e) the cost of printing certificates representing the Shares, (f) the costs and charges of any transfer agent, registrar or depositary, (g) the costs and expenses of the Company, relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (h) the document production charges and expenses associated with printing this Agreement and (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Underwriter acknowledges that the Company has provided a an advance of $50,000 to the Underwriter for out-of-pocket expenses anticipated to be incurred by the Underwriter and related persons, which advance is to be reimbursed to the Company to the extent not actually incurred.

7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Date and, if applicable, at the Option Closing Date, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Underwriter shall have received on the Closing Date and, if applicable, on the Option Closing Date, an opinion of Pierce Atwood LLP, counsel for the Company, addressed to the Underwriter, and dated the Closing Date and, if applicable, dated the Option Closing Date, and in form and substance satisfactory to Richardson & Patel LLP, counsel for the Underwriter, substantially in the form set forth as Exhibit A hereto.

(b) The Underwriter shall have received on the Closing Date and, if applicable, on the Option Closing Date, an opinion of Richardson & Patel LLP, counsel for the Underwriter, dated the Closing Date and, if applicable, dated the Option Closing Date, stating that:

(i) the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

(ii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and

(iii) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraph (iii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and on the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(c) The Underwriter shall have received from Vitale, Caturano & Co., Ltd. and Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the Closing Date and, if applicable, the Option Closing Date, and addressed to the Underwriter in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than the date hereof.

(d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object.

(e) The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement.

(f) Between the time of execution of this Agreement and prior to the Closing Date, and, if applicable, the Option Closing Date, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) Between the time of execution of this Agreement and prior to the Closing Date, and, if applicable, the Option Closing Date, as the case may be, there shall have not occurred any change, or any development involving a prospective change, in the business, prospects, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(h) The Underwriter shall have received on the Closing Date and, if applicable, on the Option Closing Date, a certificate dated the Closing Date, or dated the Option Closing Date, as the case may be, and signed by the Company’s Chief Executive Officer and its Chief Financial Officer to the effect that the representations and warranties of the Company contained in this Agreement that are qualified as to materiality are true and correct as of the Closing Date, and those not so qualified are true and correct in all material respects as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(i) the Underwriter shall have received the Lock-Up Agreements, each substantially in the form of Exhibit B hereto, between you and executive officers and directors of the Company, delivered to you on or before the date hereof, which shall be in full force and effect on the Closing Date.

(j) The Company shall have furnished to you such other documents and certificates, including documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date and, if applicable, the Option Closing Date, as you may reasonably request.

The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and its subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

8. Effective Date of Agreement; Termination. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

The Underwriter may terminate this Agreement by notice given to the Company, if (x) after the execution and delivery of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company, which would, in the judgment of the Underwriter make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) after execution and delivery of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial markets, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter is material and adverse and which, singly or together with any other event specified in clauses (iv) and (v) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) after the execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

9. [RESERVED].

10. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, damages, expenses, liabilities or claims (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, damages, expenses, liabilities or claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arise out of or are based upon any omission or alleged omission to state a material fact therein required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such losses, damages, expenses, liabilities or claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus, (ii) any untrue statement or alleged untrue statement made by the Company in Section 4 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

If any action, suit or proceeding (including any governmental investigation) (each, a “PROCEEDING”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the

Company from any liability which the Company may have to the Underwriter or any such person or otherwise. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

The Company agrees to indemnify, defend and hold harmless the Underwriter and its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, damages, expenses, liabilities or claims (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, damages, expenses, liabilities or claims arise out of or are based upon any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a). The second paragraph of this Section 10(a) shall apply equally to any Proceeding brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing sentence.

(b) The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, damages, expenses, liabilities or claims (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such losses, damages, expenses, liabilities or claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arise our of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter or if there be a final judgment for the plaintiff, the Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) To the extent the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection 10(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(d) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties, representations and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the acceptance of and payment for any of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

11. Information Furnished by the Underwriter. The statements set forth in the third and fourth paragraphs on the cover page of the Prospectus and the statements set forth in paragraphs ___ and ___ under the caption “Underwriting” in the Prospectus with respect to (i) the amount of selling concession and reallowance and (ii) overallotment and stabilization constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 4 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriter, shall be delivered or sent by mail or telecopy transmission to MDB Capital Group LLC, 401 Wilshire Blvd. Suite 1020, Santa Monica, CA 90401, Attention: Christopher A. Marlett (Facsimile: 310-526-5020), with a copy to Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, Attention: Kevin Leung, Esq. (Facsimile: 310-208-1154), and, if to the Company, shall be delivered or sent by mail or telecopy transmission to Environmental Power Corporation at One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801, Attention: Chief Financial Officer (Facsimile: 603-431-2650), with a copy to Pierce Atwood LLP, 1 New Hampshire, Suite 350, Portsmouth, New Hampshire 03801, Attention: Scott E. Pueschel, Esq. (Facsimile: 603-433-6372).

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of California. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Shares: (a) the Underwriter has acted at arms length, is not an agents of, and owes no fiduciary duties to, the Company or any other person, (b) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and (c) the Underwriter may have interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriter with respect to the preparation of the Prospectus, the conduct of the offering and the purchase and sale of the Shares.

16. Counterparts. This Agreement may be signed by the parties in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. The term “successors and assigns” shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

[the remainder of this page intentionally left blank – signature page follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Verytruly yours, ENVIRONMENTALPOWER CORPORATION

By:
Name: Kamlesh R. Tejwani Title: President and Chief Executive Officer

Accepted and agreed to as of the date first above written,

MDB CAPITAL GROUP LLC

By:
Name: Christopher A. Marlett Title: Managing Principal

23